Exhibit 10.11

GUARANTY AGREEMENT

dated as of June 18, 2015

by and among

Harvest Natural Resources, Inc.,

and

Certain Subsidiaries of the

Company,

as Subsidiary Guarantors,

in favor of

CT Energy Holding SRL,

as Investor, and the other Guaranteed Parties identified herein

56163562.4

This GUARANTY AGREEMENT (this “Guaranty”), dated as of June 18, 2015, is made by Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company (such Subsidiaries collectively, the “ Subsidiary Guarantors” and guaranteeing all or any part of the Guaranteed Obligations (as defined below), the “Guarantors”, and each individually a “Guarantor”), in favor of CT Energy Holding SRL, a Barbados Society with Restricted Liability (the “Investor”), for the benefit of itself and the other Guaranteed Parties (as defined herein).

RECITALS

WHEREAS, pursuant to the terms of the Securities Purchase Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “SPA”), by and among the Company, the Subsidiary Guarantors, the Investor and the Collateral Agent, the Investor has agreed to purchase promissory notes (the “Notes”) from the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company and the Subsidiary Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Notes sold by the Company to the Investor will inure, directly or indirectly, to the benefit of each of the Subsidiary Guarantors; and

WHEREAS, it is a condition precedent to the obligation of the Investor to purchase Notes pursuant to the SPA that the Subsidiary Guarantors shall have executed and delivered this Guaranty to the Investor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Investor to enter into the SPA and purchase from the Company the Notes made thereby pursuant to the SPA, the Guarantors hereby, jointly and severally agree with the Investor, for the benefit of itself and the other Guaranteed Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1  Definitions.  The following terms when used in this Guaranty shall have the meanings assigned to them below:

 “Guaranteed Obligations” means:

(a)all Obligations, including all principal, interest, reasonable attorneys’ fees, fees, reimbursement obligations arising in connection with any of the Notes, liabilities for costs and expenses and other indebtedness, obligations, and liabilities of the Company to any Guaranteed Party at any time arising under the SPA;

(b)all liabilities of the Company, for future advances, extensions of credit, loans (whether or not evidenced by a promissory note), indemnity obligations or other value at any time given or made by any Guaranteed Party to the Company, whether or not the advances, credit or value are given pursuant to a commitment;

(c)any and all other indebtedness, liabilities and obligations of every kind and character of the Company to any Guaranteed Party, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities or obligations be direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent; together with any and all renewals and extensions of such indebtedness, liabilities and obligations, or any part thereof;

(d)any and all indebtedness, liabilities and obligations evidenced by or arising in connection with any of the Notes;

(e)all post-petition interest on indebtedness, obligations and liabilities of the Company described in clauses (a), (b), (c) and (d) above in the event of bankruptcy, insolvency, receivership or other similar proceeding of the Company, or any of the Guarantors; and

(f)all reasonable costs, expenses and fees, including, without limitation, court costs and reasonable attorneys’ fees, arising in connection with the enforcement or collection (whether or not any proceeding is commenced in connection therewith) of any or all amounts, indebtedness, liabilities and obligations of the Company to any Guaranteed Party described in clauses (a) through (e), inclusive, above.

“Guaranteed Party” means (i) the Investor, (ii) any other Holder, (iii) the Collateral Agent, for the benefit of the Holders of Notes (iv) if at any time an administrative agent shall be appointed with respect to any class of Notes pursuant to Section 6.6 of the SPA, such administrative agent for the benefit of the Holders of such class of Notes, and (v) their respective successors and assigns.

SECTION 1.2  Other Definitional Provisions.

(a)Capitalized terms used but not otherwise defined herein shall have the meanings set forth therefor in the SPA.

(b)The terms of this Guaranty are subject to all of the terms and provisions of the SPA as provided in Section 4.9.

ARTICLE II

GUARANTY

SECTION 2.1  Subsidiary Guarantees.

(a)Subsidiary Guaranty.  Each of the Subsidiary Guarantors hereby, jointly and severally with the other Subsidiary Guarantors, absolutely, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety, to the Guaranteed Parties, the prompt payment and performance of all Guaranteed Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable, whether or not discharged, stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with a Guaranteed Party or acquired by such Guaranteed Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same becomes due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof.

SECTION 2.2  Bankruptcy Limitations on Guarantors.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Subsidiary Guarantor and the Investor that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Subsidiary Guarantor or its assets, the amount of such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws after giving effect to Section 2.3(a).  To that end, but only in the event and to the extent that after giving effect to Section 2.3(a), such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Subsidiary Guarantor to the Guaranteed Parties) or any payment made pursuant to such Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor until payment in full of the Guaranteed Obligations.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Guaranteed Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and neither such Guarantor, any Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

SECTION 2.3  Agreements for Contribution.

(a)Contribution.  If any payment shall be required to be made to any Guaranteed Party under this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor to maximize the aggregate amount paid to the Guaranteed Parties under or in connection with the Documents.

(b)No Subrogation.Notwithstanding any payment or payments by any of the Guarantors hereunder, or any setoff or application of funds of any of the Guarantors by any Guaranteed Party, or the receipt of any amounts by any Guaranteed Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of any Guaranteed Party or any of the other Guarantors or against any collateral security held by any Guaranteed Party or any other secured party for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement or contribution from the any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Guaranteed Parties on account of the Guaranteed Obligations (other than  contingent indemnification obligations) are indefeasibly paid in full in cash.  If any amount shall be paid to any Guarantor on account of such subrogation, reimbursement or contribution rights at any time when all of such Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the  Guaranteed Parties in the exact form received by such Guarantor (duly endorsed by such Guarantor to the applicable Guaranteed Party, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the SPA.

SECTION 2.4  Nature of Guaranty.

(a)Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)the genuineness, legality, validity, regularity, enforceability or any future amendment or modification of, or change in, or supplement to, the SPA, any other Document  or any other agreement, document or instrument to which any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party (including any increase in the Guaranteed Obligations resulting from any extension of additional credit, note purchase transaction or otherwise);

(ii)any action under or in respect of the SPA or any other Document in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, power or privileges (including any manner of sale, disposition or any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Company, any Guarantor, any other guarantor or any other Person to any Guaranteed Party in such manner as any Guaranteed Party shall determine in its reasonable discretion);

(iii)the absence of any action to enforce this Guaranty, the SPA or any other Document or the waiver or consent by any Guaranteed Party or any other Person with respect to any of the provisions of this Guaranty, the SPA, or any Document;

(iv)the existence, value or condition of, or failure to perfect its lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by any Guaranteed Party or any other secured party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(v)any structural change in, restructuring of or other similar organizational change of any Guarantor, any other guarantor or any of their respective Subsidiaries or Affiliates; or

(vi)any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than final and indefeasible payment of the Guaranteed Obligations);

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations.

(b)Each Guarantor represents, warrants and agrees that the Guaranteed Obligations and its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against any Guaranteed Party whether now existing or which may arise in the future.

(c)Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings among the  Company and the Guarantors, on the one hand, and any Guaranteed Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5  Waivers.  To the extent permitted by applicable Law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel any Guaranteed Party or any other secured party to proceed in respect of the Guaranteed Obligations against the Company, any other Guarantor or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)any defense based upon the failure of any Guaranteed Party or any other secured party to commence an action in respect of the Guaranteed Obligations against any Borrower, any other Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by any Guaranteed Party or any other secured party of, this Guaranty;

(d)any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in the other Documents) of whatever kind or nature with respect to any of the Guaranteed Obligations or any requirement that any secured party protect, secure, perfect or insure any lien or any property subject thereto and waives, to the fullest extent permitted by applicable Law, the benefit of all provisions of applicable Law which are or might be in conflict with the terms of this Guaranty;

(e)any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party or any other secured party upon, or acceptance of, this Guaranty; and

(f)any right of setoff or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

The foregoing waivers are of the essence of the transaction contemplated by the SPA and the other Documents and, but for this Guaranty and such waivers, the Investor would decline to enter into the SPA and the other Documents.

SECTION 2.6  Modification of Documents, etc.  Neither any Guaranteed Party nor any other secured party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a)any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)any action under or in respect of the SPA, any other document contemplated therein and executed in connection therewith, in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)any amendment to, or modification of, in any manner whatsoever, any Document;

(d)any extension or waiver of the time for performance by any Guarantor, any other guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which any Guaranteed Party or any other secured party has been granted a lien, to secure any indebtedness of any Guarantor, any other guarantor or any other Person to any Guaranteed Party;

(f)the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or any other Person to any Guaranteed Party or any other secured party;

(g)any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or any other Person are subordinated to the claims of any Guaranteed Party or any other secured party; or

(h)any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor, or any other Person to any Guaranteed Party or any other secured party in such manner as any Guaranteed Party or any other secured party shall determine in its reasonable discretion.

SECTION 2.7  Demand by Guaranteed Party.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by any Guaranteed Party to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8  Remedies.  Upon the occurrence and during the continuance of any Event of Default, any Guaranteed Party may enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Guaranteed Parties hereunder, under the SPA, the other Documents,  or otherwise, in each case in accordance with the provisions of the applicable Notes.

SECTION 2.9  Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Guaranteed Parties, and nothing herein contained shall impair, as between the Company and its Subsidiaries and any Guaranteed Party, the obligations of the Company and its Subsidiaries under the Documents.  In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by any Guaranteed Party or any other secured party to any Person or Persons as permitted under the SPA, the Company and the Guaranteed Parties shall, upon the request of the Guaranteed Parties, negotiate in good faith an intercreditor agreement to provide for the orderly exercise of remedies hereunder.

SECTION 2.10  Termination; Reinstatement.

(a)Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors shall have been indefeasibly paid in full in cash.

(b)No payment made by any Guarantor, any other guarantor or any other Person received or collected by any Guaranteed Party or any other secured party from any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been indefeasibly paid in full in cash.

(c)Each Guarantor agrees that, if any payment made by any Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any Collateral are required to be refunded by any Guaranteed party or any other secured party to the Company, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11  Payments.  Any payments by the Guarantors shall be made to the Guaranteed Parties, to be credited and applied to the Guaranteed Obligations in such order or manner as the Guaranteed Parties may reasonably determine, in immediately available United States dollars to an account designated by the Guaranteed Parties or at any other address that may be specified in writing from time to time by the Guaranteed Parties.  Any payment, turning over of property, or other performance under this Guaranty shall be rendered to the following Persons on behalf of the Guaranteed Parties:  (a) if an administrative agent is appointed for the applicable class of Notes at such time pursuant to the SPA, to such administrative agent; (b) if an administrative agent is not appointed for the applicable class of Notes at such time pursuant to the SPA, to the Collateral Agent, or (c) if no administrative agent or Collateral Agent is appointed for the applicable class of Notes at such time pursuant to the SPA, to such Person as the Majority Noteholders of the applicable class of Notes shall direct.  Any payment, turning over of property, or other performance under this Guaranty made in accordance with the foregoing sentence shall be deemed to have been made to the Guaranteed Parties in accordance with this Guaranty.  In the case of the foregoing clause (c), such payment, turning over of property, or other performance under this Guaranty shall not be due until such Guaranteed Party shall have received such direction.  Any payment, turning over of property, or other performance under this

Guaranty shall be shared by and among the Holders of the Notes and their agents (as applicable) in the order set forth in Section 8.2(b) of the SPA.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Guarantors, with respect to itself, hereby severally represents and warrants to the Guaranteed Parties as follows:

SECTION 3.1  Authorization; Enforceability; No Violation.

(a)Such Guarantor has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Guaranty, and (ii) to consummate the transactions described in this Guaranty.  Upon and after execution and delivery by such Guarantor, this Guaranty shall be a legally valid and binding obligation of such Guarantor and enforceable against it in accordance with its terms, except for (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles on the specific enforceability of any remedies, covenants or other provisions or on the availability of injunctive relief or other equitable remedies.

(b)Neither the execution, delivery or performance of this Guaranty nor the compliance with such Guarantor’s obligations under this Guaranty, nor the consummation of the transactions contemplated under this Guaranty or any other Document shall, after giving effect to the repayment of the Petroandina Note, the Bridge Loan, and the Edmiston Note at the Closing:

(i)violate any provision of the Charter Documents of such Guarantor or any Affiliated Entity thereof;

(ii)violate any statute or Law to which such Guarantor, any Affiliated Entity thereof, or any of their respective properties may be subject;

(iii)permit or cause the acceleration of the maturity of any debt or obligation of such Guarantor or any Affiliated Entity thereof; or

(iv)violate, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Liens permitted under the SPA) on any property of such Guarantor or any of its Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which the Guarantor or any of its Affiliated Entities is a party or by which the Guarantor or any of its Affiliated Entities (or their properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.2  Third Party Consents.  Neither the execution and delivery of this Guaranty nor the performance by such Guarantor of its other obligations under this Guaranty, or the consummation of the transactions described in this Guaranty, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any Governmental Authority or other Person on the part of such Guarantor as a condition to the execution and delivery of this Guaranty.

SECTION 3.3  Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Guarantor, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against such Guarantor or any of its Affiliated Entities or against any of their respective properties or revenues that (a) purport to affect or pertain to this Guaranty, or (b) except as specifically disclosed in the Exchange Act Documents, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1  Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 8.4 of the SPA.

SECTION 4.2  Amendments, Waivers and Consents.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with  the SPA.

SECTION 4.3  Governing Law; Jurisdiction; Venue; Service of Process.

(a)Governing Law.  This Guaranty and all issues hereunder shall be governed by and construed in accordance with the Laws of the State of New York (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State).

(b)Submission to Jurisdiction.  Each Guarantor agrees that any suit or proceeding arising in respect of this Guaranty or any of the other Documents will be tried in the U.S. District Court for the Southern District of New York or in any state court located in the City and County of New York, and each Guarantor agrees to submit to the jurisdiction of, and to venue in, such courts.  Each Guarantor consents to process being served by or on behalf of any Guaranteed Party in any suit, action or proceeding of the nature referred to in this Section 4.3(b) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 8.4 of the SPA or at such other address of which such Guaranteed Party shall then have been notified pursuant to Section 8.4 of the SPA.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.  Nothing herein shall affect the right of any Guaranteed Party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(c)Appointment of Company as Agent for the  Subsidiary Guarantors.  Each  Subsidiary Guarantor hereby irrevocably appoints and authorizes the Company to act as its agent for service of process and notices required to be delivered under this Guaranty or under the other Documents, it being understood and agreed that receipt by the Company of any summons, notice or other similar item shall be deemed effective receipt by such Subsidiary Guarantor and its Subsidiaries.

SECTION 4.4  Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

SECTION 4.5  No Waiver by Course of Conduct, Cumulative Remedies.  No course of dealing between any Guarantor, any Guaranteed Party or any other secured party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or any other Document or to constitute a waiver of any Default or Event of Default.  The enumeration of the rights and remedies of the Guaranteed Parties set forth in this Guaranty is not intended to be exhaustive and the exercise by any Guaranteed Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  Neither any Guaranteed Party nor any other secured party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default.  No delay or failure to take action on the part of any Guaranteed Party or any other secured party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  A waiver by any Guaranteed Party or any other secured party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party or such secured party would otherwise have on any future occasion.

SECTION 4.6  Successors and Assigns.  The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Guaranteed Parties (except as otherwise provided by the SPA).

SECTION 4.7  Severability of Provisions.  Any provision of this Guaranty or any other Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.8  Counterparts.  This Guaranty may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable.

SECTION 4.9  Integration.  This Guaranty and the other Documents, and any separate letter agreements with respect to fees, constitute the entire contract of the parties relating to the subject matter hereof and supersede all previous agreements and understandings, written or oral, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Guaranty and those of the SPA, the provisions of the SPA shall control; provided that the inclusion of supplemental rights or remedies in favor of the Investor or the other Guaranteed Parties in any other Document shall not be deemed a conflict with this Guaranty.

SECTION 4.10  Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)it has received a copy of the SPA and has reviewed and understands the same;

(b)neither any Guaranteed Party nor any other secured party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Documents, and the relationship between the Guarantors, on the one hand, and the Investor and the other Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the  Guarantors and the  Guaranteed Parties.

SECTION 4.11  Releases.

(a)At such time as the Guaranteed Obligations (other than contingent indemnification obligations if any) shall have been paid in full in cash, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Investor and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b)In the event that all of the Equity Interests of any Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the SPA, then, at the request of Company and at the expense of such Subsidiary Guarantor, such Subsidiary Guarantor shall be released from its obligations hereunder; provided that the Company shall have delivered to the Guaranteed Parties, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and a description of the sale or other disposition in reasonable detail, together with a certification by the Company stating that such transaction is in compliance with the SPA and the other Documents.

SECTION 4.12  Additional Subsidiary Guarantors.  Each Subsidiary of the Company that is required to become a party to this Guaranty pursuant to the SPA shall become a  Subsidiary Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Guaranteed Parties.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty by their duly authorized officers, all as of the day and year first above written.

COMPANY:

HARVEST NATURAL RESOURCES, INC.

By:/s/ Keith L. Head

Name:Keith L. Head

Title: Vice President and General Counsel

SUBSIDIARY GUARANTORS:

HARVEST (US) HOLDINGS, INC.

By:/s/ Keith L. Head

Name:Keith L. Head

Title:  Vice President and Corporate Secretary

HARVEST NATURAL RESOURCES, INC. (UK)

By:/s/ Keith L. Head

Name:Keith L. Head

Title:      Vice President and Corporate Secretary

HARVEST OFFSHORE CHINA COMPANY

By:/s/ Keith L. Head

Name:Keith L. Head

Title:      Vice President and Corporate Secretary

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Acknowledged by the Guaranteed Parties

as of the day and year first written above:

CT ENERGY HOLDING SRL,
as Investor and Collateral Agent

By:  /s/ Oswaldo Cisneros

Name:Oswaldo Cisneros

Title:Authorized Person

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Guaranty Agreement

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